UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-09376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9696 Bonita Beach Rd, Suite 208 Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2024, Innovative Food Holdings, Inc., a Florida corporation (the “Company”), entered into an asset purchase agreement (the “APA”) with Golden Organics, Inc., a Colorado corporation (the “Seller”), and David Rickard (the “Owner,” together with the Seller, collectively, the “Seller Parties”).

Pursuant to the APA, the Company has agreed to (i) purchase substantially all of the properties, business, and assets of the Seller used and/or useful in the operation of the Seller’s business of wholesaling bulk organic ingredients and other related food products and (ii) assume certain liabilities and obligations of the Seller (such transaction, the “Transaction”) for an aggregate purchase price of $1,750,000, which price is subject to net accounts receivable adjustments and consists of (a) a cash payment of $1,400,000 at the closing of the Transaction (the “Closing”) and (b) a promissory note of $350,000, payable to the Seller (the “Seller Financing Note”), with interest at six percent (6%) per annum for a term of sixty (60) months payable in equal monthly installments with the first payment due one month after the Closing. The Seller Financing Note contains default, notice and acceleration provisions, including a default interest at twelve percent (12%), a five (5) day grace period, a five percent (5%) late fee, no prepayment penalty and a right of set-off.

The APA contains customary representations and warranties, as well as five-year non-competition and non-solicitation covenants of the Seller Parties. Under the APA, the Owner has agreed to provide assistance to the Company for a period of ninety (90) days following the Closing with respect to the transitioning of the business and developing new business opportunities without any compensation. The APA may be terminated by mutual written consent or written notice from the Company to the Seller Parties in the event of (x) a breach of contract by any Seller Party, which is not curable or not cured within 15 days, or (y) any representation or warranty that becomes untrue prior to the Closing.

The foregoing summaries of the APA and the Seller Financing Note are not complete and are subject to, and qualified in their entirety by, the provisions of the APA and the Seller Financing Note, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

On October 18, 2024, the Company issued a press release announcing the entry of the APA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1+^	Asset Purchase Agreement, dated October 14, 2024, by and among Innovative Food Holdings, Inc., Golden Organics, Inc. and David Rickard.
10.2	Form of Seller Financing Note.
99.1	Press Release, dated October 18, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

+ Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are not material and are the type that the Company treats as private or confidential. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

^ Certain portions of the exhibit have been omitted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: October 18, 2024
	By:	/s/ Robert William Bennett
Robert William Bennett
Chief Executive Officer